Exhibit (d)(4)

Schedule A

to the March 26, 2013

Investment Advisory Agreement

Dated as of August 29, 2019

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %
WisdomTree 90/60 U.S. Balanced Fund	0.20%
WisdomTree Balanced Income Fund	0.40%
WisdomTree Bloomberg U.S. Dollar Bullish Fund	0.50%
WisdomTree CBOE Russell 2000 PutWrite Strategy Fund	0.49%
WisdomTree CBOE S&P 500 PutWrite Strategy Fund	0.44%
WisdomTree Dynamic Bearish U.S. Equity Fund	0.53%
WisdomTree Dynamic Currency Hedged International Equity Fund	0.40%
WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund	0.58%
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	0.48%
WisdomTree Dynamic Long/Short U.S. Equity Fund	0.53%
WisdomTree Emerging Markets Consumer Growth Fund	0.63%
WisdomTree Emerging Markets Dividend Fund	0.32%
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	0.58%
WisdomTree Emerging Markets Multifactor Fund	0.48%
WisdomTree Emerging Markets Quality Dividend Growth Fund	0.63%
WisdomTree Europe Hedged SmallCap Equity Fund	0.58%
WisdomTree Europe Multifactor Fund (f/k/a WisdomTree Dynamic Currency Hedged Europe Equity Fund)	0.48%
WisdomTree Europe Quality Dividend Growth Fund	0.58%
WisdomTree Floating Rate Treasury Fund	0.15%
WisdomTree Fundamental U.S. Corporate Bond Fund	0.28%
WisdomTree Fundamental U.S. High Yield Corporate Bond Fund	0.48%
WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund	0.28%
WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund	0.48%
WisdomTree Germany Hedged Equity Fund	0.48%
WisdomTree Global ex-Mexico Equity Fund	0.20%
WisdomTree Global High Dividend Fund	0.58%
WisdomTree ICBCCS S&P China 500 Fund	0.55%
WisdomTree Interest Rate Hedged High Yield Bond Fund	0.43%
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	0.23%
WisdomTree International Hedged Quality Dividend Growth Fund	0.58%
WisdomTree International Multifactor Fund	0.38%
WisdomTree International Quality Dividend Growth Fund	0.48%
WisdomTree Japan Hedged SmallCap Equity Fund	0.58%

Name of Series	Fee %
WisdomTree Japan Multifactor Fund (f/k/a WisdomTree Dynamic Currency Hedged Japan Equity Fund)	0.48%
WisdomTree Negative Duration High Yield Bond Fund	0.48%
WisdomTree Negative Duration U.S. Aggregate Bond Fund	0.28%
WisdomTree U.S. Multifactor Fund	0.28%
WisdomTree U.S. Quality Dividend Growth Fund	0.28%
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	0.38%
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund	0.20%
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund	0.20%
WisdomTree Yield Enhanced Global Aggregate Bond Fund	0.20%
WisdomTree Yield Enhanced International Aggregate Bond Fund	0.24%
WisdomTree India ex-State-Owned Enterprises Fund	0.58%
WisdomTree Mortgage Plus Bond Fund	0.45%
WisdomTree Modern Tech Platforms Fund	0.45%
WisdomTree Cloud Computing Fund	0.45%

WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:	/s/ Jonathan Steinberg	By:	/s/ Stuart Bell
Name:	Jonathan Steinberg	Name:	Stuart Bell
Title:	President	Title:	Chief Operating Officer

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